Exhibit 10.2

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) made as of June     , 2004, by and between SILICON VALLEY BANK, a California-chartered bank (“Bank”) with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 5 Radnor Corporate Center, Suite 555, 100 Matsonford Road, Radnor, Pennsylvania 19187 and IMMUNICON CORPORATION, a Delaware corporation whose address is 3401 Masons Mill Road, Suite 100, Huntingdon Valley, Pennsylvania 19006 (the “Company”); IMMUNIVEST CORPORATION, a Delaware corporation, IMMC HOLDINGS, INC., a Delaware corporation and IMMUNICON EUROPE, INC., a Delaware corporation whose addresses are 1209 Orange Street, Wilmington, Delaware  19801 (each a “Borrower” and collectively, the “Borrowers”).

RECITALS.

A.                                   Borrowers and Bank have entered into that certain Loan and Security Agreement dated April 30, 2002 (as thereafter amended from time to time, the “Loan Agreement”), pursuant to which Bank has agreed to establish certain loans in favor of Borrowers.

B.                                     Borrowers have requested that Bank modify certain provisions of the Loan Agreement, and the Bank has agreed to the foregoing on the condition, among others, that this Agreement be executed and delivered by Borrowers to Bank.

C.                                     Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and Bank do hereby agree as follows:

1.                                       Recitals.  The parties hereto acknowledge and agree that the above Recitals are true and correct in all material respects and that the same are incorporated herein and made a part hereof by reference.

2.                                 Primary Accounts.  Section 6.6 of the Loan Agreement is amended and restated in its entirety as follows:

6.6                                 Primary Accounts.

Each Borrower will maintain its primary depository and operating account with Bank and will maintain a portion of its excess cash with Bank.

3.                                       Financial Covenants.  Section 6.7 of the Loan Agreement is hereby amended and restated in its entirety as follows:

6.7                                 Financial Covenants.  Borrowers will maintain as of the last day of each month (unless otherwise stated below):

(a)                                  Remaining Months Liquidity.  At all times that outstanding Obligations are equal to or exceed Five Hundred Thousand Dollars ($500,000), Borrower will maintain, as of the last day of each month, at least six (6) Remaining Months Liquidity and at all other times, Borrower will maintain, as of the last day of each month, at least four (4) Remaining Months Liquidity.

4.                                       Compliance Certificate.  Exhibit C to the Loan Agreement is hereby replaced in its entirety with Exhibit C attached hereto.

5.                                       Representations and Warranties.  Each Borrower hereby issues, makes, ratifies and confirms the representations, warranties and covenants, as applicable to it, contained in the Loan Documents as of the date hereof, and further represents, warrants and covenants to the Bank as follows:

(i)                                     Power and Authority.  Borrower has full power and authority to execute and deliver this Agreement and each of the other Loan Documents executed and delivered by it, to make the borrowing hereunder, and to incur the Obligations, all of which have been duly authorized by all proper and necessary corporate action.  Except for consents which have been obtained, no consent or approval of stockholders or of any public authority is required as a condition to the validity or enforceability of this Agreement or any of the other Loan Documents executed and delivered by Borrower.

(ii)                                  Binding Agreements.  This Agreement and each of the other Loan Documents executed and delivered by Borrower have been properly executed by Borrower, constitute valid and legally binding obligations of Borrower, and are fully enforceable against Borrower in accordance with their respective terms.

(iii)                               No Conflicting Agreements.  There is (a) no charter, by-law or preference stock provision of Borrower and no provision of any existing mortgage, indenture, contract or material agreement binding on Borrower or affecting its property, and (b) to the knowledge of Borrower no provision of law or order of court binding upon Borrower, which would conflict with or in any way prevent the execution, delivery, or performance of the terms of this Agreement or of any of the other Loan Documents executed and delivered by Borrower or which would be violated as a result of such execution, delivery or performance.

6.                                       Conditions Precedent.  This Agreement shall not become effective until Bank receives the following, each of which shall be satisfactory in form and substance to Bank:

(a)                                  proof that Borrowers have paid all fees, costs and expenses to Bank in connection with this Agreement, including but not limited to all Bank’s attorneys fees and expenses; and

(b)                                 such other information, instruments, opinions, documents, certificates and reports as Bank may deem necessary.

7.                                       Counterparts.  This Agreement may be executed in any number of duplicate originals or counterparts, each of which duplicate original or counterpart shall be deemed to be an original and all taken together shall constitute one and the same instrument.

8.                                       Loan Documents; Governing Law; Etc.  This Agreement is one of the Loan Documents defined in the Loan Agreement and shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania. The headings and captions in this Agreement are for the convenience of the parties only and are not a part of this Agreement.

9.                                       Acknowledgments.  Each Borrower hereby confirms to Bank the enforceability and validity of each of the Loan Documents.  In addition, each Borrower hereby agrees to the execution and delivery of this Agreement and the terms and provisions, covenants or agreements contained in this Agreement shall not in any manner release, impair, lessen, modify, waive or otherwise limit the joint and several liability and obligations of Borrowers under the terms of any of the Loan Documents, except as otherwise specifically set forth in this Agreement.  Each Borrower issues, ratifies and confirms the representations, warranties and covenants contained in the Loan Documents, except for such representations and/or warranties which, by their nature, covered specific facts and events as they existed as of the date they were originally made under the Loan Agreement, in which case each Borrower issues, ratifies and confirms such representations and/or warranties as of the date they were originally made under the Loan Agreement.

10.                                 Modifications.  This Agreement may not be supplemented, changed, waived, discharged, terminated, modified or amended, except by written instrument executed by the parties.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BY:	/s/ James G. Murphy
Sr. Vice President, Finance and Administration, Chief Financial Officer
IMMUNICON CORPORATION

BY:	/s/ James G. Murphy
Treasurer
IMMUNIVEST CORPORATION

BY:	/s/ James G. Murphy
President
IMMC HOLDINGS, INC.

BY:	/s/ James G. Murphy
Treasurer
IMMUNICON EUROPE, INC.

BY:	/s/ Doug Marshall
Vice President
SILICON VALLEY BANK

BY:	/s/ Maggie Garcia
AVP
SILICON VALLEY BANK

EXHIBIT C

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054

FROM:	IMMUNICON CORPORATION

The undersigned authorized officer of Immunicon Corporation (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement among Borrower, its Subsidiaries and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                         with all required covenants except as noted below and (ii) all representations and warranties in the Agreement are true and correct in all material respects on this date.  Attached are the required documents supporting the certification.  The Officer certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The Officer acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements	Monthly within 30 days		Yes	No
Annual (Audited)	FYE within 120 days		Yes	No

Financial Covenant	Required	Actual	Complies

Maintain on a Monthly Basis:
Minimum Liquidity Coverage
(Outstanding Obligations equal or greater than $500,000)	6 months		Yes	No
(Outstanding Obligations less than $500,000)	4 months		Yes	No

Have there been updates to Borrower’s intellectual property, if appropriate?			Yes	No

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Sincerely,	Received by:
AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
	Compliance Status:	Yes	No